      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997
                                                   REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                 FORM S-8


                           REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                         CARDIOTHORACIC SYSTEMS, INC.
          (Exact name of Registrant as specified in its charter)

                           ----------------------

       Delaware                                         94-3228757
-----------------------                    ------------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                         10600 North Tantau Avenue
                       Cupertino, California  95014
   (Address, including zip code, of Registrant's principal executive offices)

                           ----------------------

                            INCENTIVE STOCK PLAN
                        (Full titles of the plans)

                           ----------------------

                        CardioThoracic Systems, Inc.
                         10600 North Tantau Avenue
                        Cupertino, California  95014
                              (408) 342-1700
(Name, address, and telephone number, including area code, of agent for service)

                           ----------------------

                                 Copies to:
                         Christopher J. Ozburn, Esq.
                      WILSON SONSINI GOODRICH & ROSATI
                         PROFESSIONAL CORPORATION
                            650 PAGE MILL ROAD
                         PALO ALTO, CA 94304-1050
                              (415) 493-9300

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

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                     CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
       Title of                                       Proposed        Proposed
     Securities                      Amount            Maximum        Maximum         Amount of
       to be                         to be         Offering Price     Aggregate     Registration
     Registered(1)                 Registered         Per Share     Offering Price      Fee
-------------------------------------------------------------------------------------------------------
Incentive Stock Plan

Common Stock, $.001 par value   600,000 shares(2)    $5.1562(3)       $3,093,750       $912.65

TOTAL                                                                                  $913.00
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 27, 1997 increasing the number of shares for issuance thereunder from 1,600,000 to 2,200,000.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 16, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

  STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES

     Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-12173) are incorporated by reference into this Registration Statement.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  EXHIBITS.

Exhibit
Number                            Document
-------   ----------------------------------------------------------------

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

23.1      Consent of Coopers & Lybrand L.L.P., Independent Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1      Power of Attorney (see page II-3).

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on December 22, 1997.

                                      CardioThoracic Systems, Inc.

                                      By: /s/ RICHARD M. FERRARI
                                          -------------------------------------
                                          Richard M. Ferrari
                                          President and Chief Executive Officer


                           POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Ferrari and Steve M. Van Dick, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                    TITLE                                       DATE
---------                    -----                                       ----

/s/ RICHARD M. FERRARI       President, Chief Executive Officer          December 22, 1997
-------------------------    and Director (Principal Executive
Richard M. Ferrari           Officer)*

/s/ STEVE M. VAN DICK        Vice President of Finance and               December 22, 1997
-------------------------    Administration and Chief Financial
Steve M. Van Dick            Officer (Principal Financial and
                             Accounting Officer)

/s/ CHARLES S. TAYLOR        Vice President, Chief Technical             December 22, 1997
-------------------------    Officer and Director*
Charles S. Taylor


/s/ ROBERT C. BELLAS, JR.    Director*                                   December 22, 1997
-------------------------
Robert C. Bellas, Jr.

/s/ THOMAS J. FOGARTY, M.D.  Director*                                   December 22, 1997
-------------------------
Thomas J. Fogarty, M.D.

/s/ JACK W. LASERSOHN        Director*                                   December 22, 1997
-------------------------
Jack W. Lasersohn

/s/ THOMAS C. MCCONNELL      Director*                                   December 22, 1997
-------------------------
Thomas C. McConnell

/s/ PHILIP M. YOUNG          Director*                                   December 22, 1997
-------------------------
Philip M. Young

/s/ JOSEPH A. CIFFOLILLO     Director*                                   December 22, 1997
-------------------------
Joseph A. Ciffolillo

* The Incentive Stock Plan, as amended, being registered pursuant to this Registration Statement is subject to administration by the Board of Directors of the Registrant.